                              EXHIBIT NUMBER 10.13

                          OPTION AND LICENCE AGREEMENT
                             DATED [15] MARCH 2000




                                     BETWEEN

                          AUCKLAND UNISERVICES LIMITED
                                   UNISERVICES


                                       AND

                             PACIFIC LITHIUM LIMITED
                                       PLL
















                                   Jones Young
                     Lawyers Corporate Advisers Strategists
                                    Auckland





                          Option and Licence Agreement

                          OPTION AND LICENCE AGREEMENT


PARTIES

1. AUCKLAND UNISERVICES LIMITED a duly incorporated company having its registered office at Auckland ("UNISERVICES") and

2. PACIFIC LITHIUM LIMITED a duly incorporated company having its registered office at Auckland ("PLL")


BACKGROUND

A. UNISERVICES is the owner of the proprietary rights in certain valuable Products comprising polymer compounds for use as electrolytes in battery applications which proprietary rights include patents, copyright and confidential information.

B. UNISERVICES wishes PLL to carry out additional research and development on the Products to develop them into commercially feasible products.

C. UNISERVICES grants PLL an option to take an exclusive licence of the rights to the Licensed Products on the terms and conditions in this Agreement.


THE PARTIES AGREE

1. The terms set out in Parts 1, 2 and 4 of this Agreement shall apply as from the Commencement Date.

2. The terms set out in Parts 1, 2, 3 and 4 of this Agreement shall apply in the event that the Option set out in Part 3 is exercised by PLL.


THIS AGREEMENT WAS EXECUTED AS OF THE 15TH DAY OF MARCH 2000

SIGNED by PACIFIC LITHIUM
LIMITED in accordance with its
Constitution by:


/s/ Robin T. Johannink
------------------------------                 ------------------------------
Signature of authorised person                 Signature of authorised person

Managing Director
------------------------------                 ------------------------------
Office held                                    Office held


Robin T. Johannink
------------------------------                 ------------------------------





Option and Licence Agreement                                                   1

Name of authorised person (print)              Name of authorised person (print)



SIGNED by AUCKLAND UNISERVICES
LIMITED in accordance with its
Constitution by:


/s/ Mark Burgess                              /s/ John A. Kernohan
------------------------------                ------------------------------
Signature of authorised person                Signature of authorised person


Operations Manager                            Chief Executive Officer
------------------------------                ------------------------------
Office held                                   Office held


Mark Burgess                                  John A. Kernohan
------------------------------                ------------------------------
Name of authorised person (print)             Name of authorised person (print)




Option and Licence Agreement                                                 2

                                     PART 1

                                 INTERPRETATION

         PRESUMPTIONS OF INTERPRETATION

1.0      Unless the context otherwise requires, a word which denotes:

         1.1      The singular denotes the plural and vice versa;

         1.2      Any gender denotes the other genders; and

         1.3 A person includes an individual, a body corporate and a government.

2.0      Unless the context otherwise requires, a reference to:

         2.1 Any legislation includes any regulation or instrument made under it and where amended, re-enacted or replaced means that amended, re-enacted or replacement legislation;

         2.2 Any other agreement or instrument where amended or replaced means that agreement or instrument as amended or replaced;

         2.3 A Clause, Schedule or annexure is a reference to a clause of, annexure to, schedule to or exhibit to this Agreement;

         2.4      A group of persons includes any one or more of them;

         2.5 A party or parties is a reference to a party to or the parties to this Agreement; and to their related companies ("related companies" having the same meaning given to it in section 2(3) of the Companies Act 1993); and

         2.6 A thing or amount is a reference to the whole and each part of it.

         JOINT AND SEVERAL

3.0 An agreement warranty representation or obligation which binds or benefits 2 or more persons under this Agreement binds or benefits those persons jointly and separately.

         SUCCESSORS AND ASSIGNS

4.0 A person includes the trustee, executor, administrator, successor in title and assign of that person. This Clause must not be construed as permitting a party to assign any right under this Agreement.

         BUSINESS DAY

5.0 A business day is a day during which banks are open for general banking business in Auckland.

6.0 Unless the context otherwise requires, a term of this Agreement which has the effect of requiring anything to be done on or by a date which is not a business day must be interpreted as if it required it to be done on or by the next business day.


Option and Licence Agreement                                                   3

         DEFINITIONS

7.0      Where commencing with a capital letter:

         "COMMENCEMENT DATE" means the date of this Agreement

         "CONFIDENTIAL INFORMATION" means, in respect to each disclosing party, all information provided by that party including its Intellectual Property, and all other information relating to its processes, business and products where knowledge of such information is not in the public domain and might reasonably be regarded by the receiving party to be confidential.

         "CONFIRMATION DATE" means the date on which PLL gives notice of its intention to take up its Option under Clause 9.

         "CONTRACT YEARS" refers to the 12 month periods commencing on 1 April 2000.

         "INTELLECTUAL PROPERTY" means, in respect to each party, all intellectual property of such party and of any related entity including the patents, patents pending, copyright, secret information and processes, all trade marks, trade names, know-how and all other information which is commercially sensitive or commercially valuable to that party;

         "LICENCE" means a Licence of the Patents and Products in accordance with the terms of Part 3 of this Agreement.

         "LICENCE TERM" means the period starting on the Confirmation Date and continuing until the last expiry date of the Patents.

         "MAXIMUM ROYALTY FEE" means the aggregate Royalty Fees of $1,000,000.

         "NEW DEVELOPMENTS" means all improvements, variations, or derivatives of the Products or the Patents developed by PLL and the processes developed by PLL which enable or will enable it to synthesise the Products or any New Developments on a commercial basis BUT SHALL NOT INCLUDE any developments of the Patents which name Dr Allan Easteal as co-inventor where the costs of such developments have not been directly funded by PLL.

         "OPTION" means the option to take a licence of the Patents described in clause 9.

         "PATENTS" means the patents for the Products set out in SCHEDULE A, any subsequent developments of the Patents which name Dr Allan Easteal as co-inventor and have not been directly funded by PLL, and such other patents owned by UNISERVICES which are added by mutual agreement with PLL to SCHEDULE A during the Licence Term.

         "PRODUCTS" means the polymer products described in the Patents for use as electrolytes in battery applications which have been developed by or licensed or assigned to UNISERVICES.


Option and License Agreement                                                   4

         "ROYALTY FEES" means the fees or share of revenue payable by PLL to UNISERVICES on the Licensed Products set out in SCHEDULE B as amended under this agreement.

         "$" and "DOLLARS" mean NZ dollars.

         "TERRITORY" means the World

         EXTENSION OF DEFINITIONS

8.0 Where a word or phrase is given a defined meaning, another part of speech or other grammatical form in respect of that word or phrase has a corresponding meaning.



Option and Licence Agreement                                                   5

                                     PART 2

              OPTION ON PRODUCTS AND OWNERSHIP OF NEW DEVELOPMENTS

         GRANT OF OPTION

9.0 In consideration for PLL agreeing to undertake further research and development on the Products, UNISERVICES hereby irrevocably grants to PLL the right to take a Licence of the Products on the following terms:

9.1 The Option must be exercised by PLL by giving UNISERVICES notice in writing of its intention to exercise on or before 31 December 2001.

9.2      The terms of the Licence shall be as set out in Part 3.

9.3 UNISERVICES may not grant any option, licence or other rights to any third party in relation to the Patents (whether conditional upon the lapse of the Option or otherwise) during the term of this Agreement without PLL's prior approval.

9.4 UNISERVICES shall not itself produce, manufacture or otherwise distribute the Products except for bona fide research purposes.

         CONDUCT OF FURTHER RESEARCH AND DEVELOPMENT

10.0 UNISERVICES agrees to permit PLL to conduct further research and development on the Products prior to its exercise of the Option PROVIDED THAT PLL shall cease all research and development if it does not exercise the Option.

11.0 UNISERVICES shall provide PLL with access to all research materials, laboratory books and other information relating to the Patents and the Products in its possession or in the possession of the inventors named in the Patents. UNISERVICES shall also co-operate with PLL where reasonably possible to provide PLL with the services of the inventors and other persons who may assist PLL in its research and development on the Products, and PLL shall pay UNISERVICES its reasonable charges for such services.

         OWNERSHIP OF NEW DEVELOPMENTS

12.0 UNISERVICES acknowledges that all New Developments (including all accretions to the Patents developed by UNISERVICES at the request and cost of PLL) shall be the sole and exclusive property of PLL. UNISERVICES shall at the request of PLL, provide PLL with all documents required by PLL to effect the filing of the patent applications for such developments, including assignments of rights signed by the persons employed by UNISERVICES.

         RESTRICTION ON SALE OF LICENSED PRODUCTS

13.0 PLL may not sell the Licensed Products prior to the exercise of the Option. PLL may, however, provide samples of the Licensed Products to potential buyers of the Licensed Products for evaluation purposes provided PLL has obtained Non-Disclosure Agreements from such persons in PLL's standard form (which shall include a prohibition on analysis).

         Option and Licence Agreement

         PAYMENT OF PATENT COSTS

14.0 PLL shall manage the prosecution, grant and continuing registration of all patents filed or required by the parties to be filed in respect to the Products and shall promptly pay all such costs.

         Option and Licence Agreement

                                     PART 3

                        LICENSING OF PATENTS AND PRODUCTS


         CONFIRMATION OF UPTAKE OF LICENCE RIGHTS

15.0 This Part 3 shall commence and be in full force and effect if PLL gives notice to UNISERVICES that it exercises the Option and takes up this Licence on or before 31 December 2001 or such later date agreed by UNISERVICES, failing which, this Part 3 shall have no effect.

         GRANT OF LICENCE

16.0 Subject to the exercise of the Option, UNISERVICES grants to PLL and PLL accepts the sole and exclusive rights to exploit the Patents and the Products owned by UNISERVICES or exclusively licensed or assigned to UNISERVICES as at the Confirmation Date for the Licence Term, whether by manufacture, distribution, sub-licence or otherwise.

         PAYMENT OF ROYALTY FEES

17.0 PLL shall pay to UNISERVICES the lower of the Royalty Fees or the Maximum Royalty Fee during the Licence Term in consideration for the Licence.

18.0 The Royalty Fees, shall be calculated quarterly and payable no later than 30 days following the end of each Contract Year quarter.

         ADJUSTMENT TO ROYALTY FEES

19.0 UNISERVICES acknowledges that if PLL establishes to UNISERVICES' reasonable satisfaction that there may be strong commercial advantages in combining third parties' know-how with the Patents, it will join in negotiations with PLL and such third parties and shall in good faith, use its best efforts to agree on the amount of royalties to be paid by PLL to UNISERVICES and the third parties PROVIDED THAT PLL shall not be obliged to agree to pay royalties to all parties where the total amount would exceed the Royalty Fees that would have been payable to UNISERVICES if the third parties' know-how had not been used. Multiple Royalty Fees shall not be due to UNISERVICES if the sale, use, lease or manufacture of any Products is covered by more than one of the Patents.

MAXIMISE SALES

20.0 PLL shall use its best endeavours to maximise the sale of the Products during the Licence Term.

INFORMATION AND AUDIT

21.0 UNISERVICES shall be entitled to receive such information that UNISERVICES may reasonably require to calculate the amount of Royalty Fees computed as per Schedule B

22.0 UNISERVICES may from time to time, by its representative or by an independent accountant or auditor, examine or audit the records of PLL relating to any information

         Option and Licence Agreement
         which PLL has provided to UNISERVICES or which PLL is required to have provided to UNISERVICES but has failed to do so.

23.0 UNISERVICES shall pay the cost of any inspection or audit carried out pursuant to the immediately preceding Clause 22.



         Option and Licence Agreement

                                     PART 4

                          GENERAL TERMS AND CONDITIONS

         OWNERSHIP OF INTELLECTUAL PROPERTY

24.0 PLL acknowledges and agrees that UNISERVICES has ownership, Licence or other rights to the Intellectual Property in respect to the Patents. In order to protect and maintain UNISERVICES' rights in the above, PLL shall use UNISERVICES' Intellectual Property solely in accordance with this Agreement.

25.0 UNISERVICES acknowledges and agrees that PLL has sole and exclusive rights to the Intellectual Property in respect to the New Developments. In order to protect and maintain PLL's rights in the above, UNISERVICES shall use PLL's Intellectual Property solely in accordance with this Agreement.

26.0 UNISERVICES warrants and undertakes to PLL that UNISERVICES and/or its related companies have full right, power and entitlement to grant to PLL the rights in respect to the Patents and the Products set out in this Agreement and shall provide PLL with such evidence as PLL shall reasonably require to establish such claim.

         RIGHTS IN THE INTELLECTUAL PROPERTY UPON TERMINATION OF THIS AGREEMENT

27.0     On termination of this Agreement PLL and UNISERVICES will:

         27.1 Immediately cease to use the Intellectual Property of the other;

         27.2 Not thereafter do or display or suffer or permit to be done or displayed any act matter or thing which may lead or induce or shall be calculated or likely to lead or induce members of the public to believe that the parties are still connected or associated in any way with each other or are still entitled to market or distribute the Products.

28.0 If any party fails to comply with Clause 27.2 then the other party by its employees and agents may enter the defaulting party's premises and remove all of its Intellectual Property and material relating to its Intellectual Property. All costs and expenses incurred in so doing shall be recoverable as a debt owing by the defaulting party.

         CONFIDENTIALITY

29.0 No party will disclose to any person any Confidential Information, unless that disclosure is expressly authorised in writing by the owner of such Confidential Information.

30.0 Other than may be necessary to reasonably carry out either party's day to day commercial activities, neither party shall disclose the terms of this Agreement nor issue any promotional material or other public announcement or disclosure in respect to the existence or nature of the relationship between PLL and UNISERVICES without the prior approval of the other.

         Option and Licence Agreement

         SPECIFIC SECRECY OBLIGATIONS

31.0     Each of the Parties shall:

         31.1 Treat as confidential and keep absolutely secret, all the Confidential Information received by it from the other party;

         31.2 Take all proper and effective precautions to prevent the disclosure of the Confidential Information and to preserve the secrecy and confidentiality of the Confidential Information including, without limitation, taking all necessary action to prevent unauthorised persons from obtaining access to the Confidential Information whether by a direct or indirect exposure to it or otherwise;

         31.3 Take all reasonable steps to ensure that its employees or agents also observe the secrecy requirements of this Agreement; and

         31.4 Return to the owner all physical or written records containing the Confidential Information or documentation relating to or concerning the Confidential Information including copies of documentation then in existence immediately upon the termination or expiration of this Agreement.

         CIRCUMSTANCES WHEN DISCLOSURE OF CONFIDENTIAL INFORMATION IS PERMITTED

32.0 A party is relieved of its obligations to preserve the confidentiality of the Confidential Information if and only to the extent that:

         32.1 Such Confidential Information is or becomes generally publicly available other than as a result of a breach of this Agreement by the party; or

         32.2 Such Confidential Information was developed independently by the party; or

         32.3     Specific disclosure is required by law.

         BEST ENDEAVOURS

33.0 Each of the parties shall do all things necessary to carry out the terms of this Agreement to the fullest effect in accordance with best business practice. In particular, each of the parties shall diligently and fully exploit (or support the exploitation of) the rights under this Agreement.

         PROHIBITIONS

34.0     None of the parties:

         34.1 Use the Intellectual Property of the other parties except in the manner permitted in this Agreement;

         34.2 Be a party to the doing of any act whereby the goodwill trade or business of the other party may be prejudicially affected;

         34.3     Hold itself out as a related party of the other;

         Option and Licence Agreement

         34.4     Pledge the credit of the other party;

         INDEMNITY AND WARRANTIES

35.0 Each of the parties ("the indemnifying party") unconditionally and irrevocably indemnifies the other against any loss, liability, costs or expenses which that other party may incur because the indemnifying party:

         35.1 Fails to pay any moneys due and payable to the other party (or within any applicable period of grace) or in the manner required;

         35.2 Fails to perform any of the indemnifying party's obligations under this Agreement or under any other contractual arrangement between the indemnifying party and the other party;

         35.3 Has infringed the intellectual property rights of any other person.

         And the indemnifying party will on demand pay to the other party the amount of that loss, liability, cost or expense

          PROVIDED THAT

         35.4 PLL acknowledges that UNISERVICES does not make any express or implied warranty to PLL that the exercise by PLL of the rights granted to PLL under this agreement will not infringe the rights of any other party and that PLL indemnifies UNISERVICES against any loss, liability, costs or expenses which UNISERVICES may incur as a result of the exercise by PLL of the rights in this agreement.

         RIGHT TO PROSECUTE INFRINGEMENTS OF THE INTELLECTUAL PROPERTY

36.0 PLL shall have the right under its control and at its own expense to prosecute any third party infringements of UNISERVICES' Intellectual Property so long as it is the sole and exclusive licensee of UNISERVICES' Intellectual Property. UNISERVICES shall cooperate with PLL on any action brought by PLL under this clause subject only to PLL paying UNISERVICES' reasonable costs.

37. Nothing in Clause 36 shall oblige PLL to take any action that it does not consider to be in its best interests. However, in such circumstances, UNISERVICES may at its discretion and cost, take such action and any recovery obtained by UNISERVICES shall be the property of UNISERVICES. PLL shall cooperate with UNISERVICES on any action brought by UNISERVICES under this Clause subject only to UNISERVICES paying PLL's reasonable costs.

         TERMINATION

38.0 PLL shall have the right to terminate this Agreement at the end of any Contract Year for any reason upon at least 3 month's written notice to UNISERVICES or immediately without notice in the event that any third party claims that it is the owner of the UNISERVICES Intellectual Property.

         Option and Licence Agreement

39.0 Either Party may elect to terminate this Agreement by giving notice in writing to the other party of its intention to do so if the other party:

         39.1 Commits a breach of any of the provisions of this Agreement and fails to rectify the breach (if capable of being rectified) within 30 days of being required to do so in writing;

         39.2 Commits an act of bankruptcy or fails to contest within ten working days of service of any petition in liquidation;

         39.3 Becomes the subject of any proceedings to obtain an order or resolution for its winding up (except as part of a bona fide reconstruction scheme);

         39.4 Has a receiver/manager, official manager or provisional liquidator appointed over the whole or part of its undertakings or assets;

         39.5 Has an execution or other process of any court or authority or any distress levied upon any of its property without it being paid out, set aside or withdrawn within 14 days of its issue;

         39.6 Has a substantial part of its assets resumed, confiscated or forfeited;

         39.7 Agrees with the other party in writing to terminate this Agreement at the end of any Contract Year; or

         39.8 After remedying any default in respect to which notice requiring it to remedy such default was given, continues to engage in the same non-compliance whether or not corrected after such notice.

         CONSEQUENCES OF TERMINATION OR EXPIRATION

40.0     In the event that this Agreement expires or is terminated:

         40.1     All rights of PLL under this Agreement will terminate;

         40.2     PLL will forthwith;

                  (a) Pay to UNISERVICES any outstanding Royalty Fees or charges due to UNISERVICES at the effective date of termination or expiration within 30 days of the effective date of termination or expiration;

                  (b) Cease to hold itself out as a licensee of the Patents or Products or that it is associated with UNISERVICES in any way;

                  (c)      Cease using UNISERVICES's Intellectual Property;

                  (d) Return to UNISERVICES all documents and other material or matters relating to its Intellectual Property.


Option and Licence Agreement                                                  13

41.0 Termination or expiration of this Agreement shall be without prejudice to any claim any party may have against the other or others under this Agreement as at the date of effective termination or expiration.

         GENERAL ACKNOWLEDGEMENTS


42.0     Each of the parties acknowledges that:

         42.1 This Agreement contains all the terms conditions and obligations of the parties.

         42.2 It shall make, do perform and execute all documents acts matters and things required to ensure that no term of this Agreement shall be breached by it.


         NOTICES

43.0 Any notice, demand or other document under or relating to this Agreement will be sufficiently served if delivered personally or if sent by E-mail, fax, or prepaid registered letter to the party to be served at the address of such party at such address as may from time to time be notified in writing by such party to the other parties.

44.0 Any notice, demand or other document will be deemed to have been served at the time of delivery or, if service is effected in any other manner described, at the time when it would in the ordinary course be delivered.

         AMENDMENT

45.0 This Agreement may only be varied by the written agreement of the parties.

         APPROVALS AND CONSENT

46.0 Except when the contrary is stated in this Agreement, a party may give or withhold an approval or consent to be given under this Agreement in that party's absolute discretion and subject to those conditions determined by the respective party.

47.0 A party is not obliged to give its reasons for giving or withholding a consent or for giving a consent subject to conditions.

         COUNTERPARTS

48.0 This Agreement may be executed in a number of counterparts and if so executed, the counterparts taken together constitute one Agreement.

         NO WAIVER

49.0 No failure by a party to exercise any power given to it or to insist upon the strict compliance by the other or others with any obligations or conditions and no customary practice of the parties or variances with the terms of this Agreement shall constitute a waiver of that party's right to demand exact compliance with the terms of this Agreement other than in relation to breaches which have been waived nor shall a waiver by it of any particular default affect or impair its right in respect of any subsequent default of the same or different nature, nor any delay or omission by that party to exercise any right arising from default shall affect or impair its rights as to the said default or any subsequent default.


Option and Licence Agreement                                                  14

         FURTHER ASSURANCE

50.0 Each party shall promptly execute all documents and do all things that another party from time to time reasonably requests to effect, perfect or complete this Agreement and all transactions incidental to it.

         LEGAL COSTS

51.0 The Parties shall each pay all their own legal and other expenses relating directly or indirectly to the negotiation, preparation and execution of this Agreement and all documents incidental to it.


         SEVERANCE

52.0 In the event of illegality, each of the terms of this Agreement is severable from the other terms of this Agreement and the severance of one term does not affect the other terms.

         DISPUTE RESOLUTION

53.0 The parties agree that any dispute arising out of or relating to this Agreement shall be resolved solely by:

         53.1 Negotiation between the chief executive officers of the parties in good faith discussions, such discussions to be held within 5 working days of one party notifying the other of a dispute and the nature of such dispute;

         53.2 If the parties fail to resolve the dispute through mediation within 120 working days, either party shall have the right to pursue any other remedies available to it.

54.0 This Agreement shall be governed by the laws of New Zealand, except that any questions affecting the construction or effect of any of the Patents shall be determined by the law of the country in which the Patent shall have been granted.



Option and Licence Agreement                                                  15

                                   SCHEDULE A

                                     PATENTS


Australia
Lithium Conducting Electrolyte                       Application No. PQ3895



Option and Licence Agreement                                                  16

                                   SCHEDULE B

                                  ROYALTY FEES

ROYALTY FEES TO BE CALCULATED AS:

      a. 2.5% of the Licence fees earned by PLL or a related party from the sub-licensing to a third party of the rights to the Products whether such fees are paid by the sub-licensee in one sum or by instalments, and

      b. 2.5% of Net Sales where Licensed Products are manufactured by PLL or a related party of PLL.

PROVIDED THAT "Net Sales" shall be calculated according to the following formula:

         NS = S x CF

         Where:
         NS  means Net Sales
         S means the FOB sales value of finished cells containing the Products before taxes
         CF means the proportion that the cost of the Products bear to the total cost of the materials used in the manufacture of the finished cells.

This is the final page of the Agreement.



Option and Licence Agreement                                                  17